Exhibit 21.1


                                MEDICALOGIC, INC.
                                  SUBSIDIARIES

                                  Jurisdiction of
Name                               Incorporation
----                              ---------------

MedicaLogic of Texas, Inc.           Delaware

MedicaLogic SA                      Switzerland